WARRANT AGREEMENT

     THIS WARRANT AGREEMENT dated as of January 1, 2000 (as amended, supplemented or modified from time to time, the "Warrant Agreement") by and between ACCEL INTERNATIONAL CORPORATION, a Delaware corporation (the "Issuer"), and Accel Finance Company LLC, a Connecticut limited liability company ("Lender").

                            W I T N E S S E T H:

     WHEREAS, Issuer and Lender executed a Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender agreed to make a certain revolving loan (the "Loan") to the Issuer upon the terms, and subject to the conditions, set forth in the Loan Agreement; and

     WHEREAS, in order to induce Lender to enter into the Loan Agreement, the Issuer has agreed to execute and deliver to Lender the Warrants hereinafter described;

     NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

     Section 1. Definitions.

     a) As used in this Warrant Agreement, unless otherwise defined herein, terms defined in the Loan Agreement (as in effect on the date hereof, whether or not the Loan Agreement is thereafter terminated or expires according to its terms) shall have such defined meanings when used herein and the following terms shall have the following meanings, unless the context otherwise requires:

      "Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participants or other equivalents (11owever designated) of corporate stock of such Person.

     "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act and the Exchange Act.

     "Common Stock" shall mean the Common Stock, par value $0.10 per share, of the Issuer, and shall include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock and all other stock of any class or classes (however designated) of the Issuer the registered holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

     "Equity of the Issuer" shall mean the total shareholders' equity of the Issuer, determined in accordance with generally accepted accounting principles.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

     "Exercise Price" shall mean the exercise price of a Warrant, which shall be $2.00 per Warrant.

     "Expiration Date" shall mean the sooner of December 1, 2003 and the date upon which the Loan Agreement terminates.

     "Issuance Date" shall mean the date on which the Warrants are issued and delivered to Lender.

     "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentalities, division, agency, body or department thereof).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

     "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Warrant Agreement shall refer to a Subsidiary or Subsidiaries of the Issuer.

     "Warrant Certificate" shall mean a certificate(s) evidencing one or more Warrants, substantially in the form of Exhibit A-I attached hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
Section 12.

     "Warrant Expiration Date" shall mean, with respect to any Warrant issued hereunder, 5:00 p.m., New York time, on the fifth anniversary of the date such Warrant became exercisable.

     "Warrant Holders" shall mean Lender thereof and such other Persons to whom Lender thereof transfers Warrants in compliance with the terms of this Warrant Agreement.

     "Warrant Register" shall mean the register maintained by the Issuer for registration of the Warrants and transfers thereof.

     "Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as the number of such shares may be adjusted from time to time pursuant to Section 12 and the provisions of the Issuer's Certificate of Incorporation.

     "Warrants" shall mean the stock purchase warrants issued pursuant to this Warrant Agreement entitling the Lender to purchase from the Issuer 280,000 shares of Common Stock for each $1,000,000 of advance (or a pro rata portion or multiple thereof) under the Loan Agreement at the Exercise Price at any time after the issuance of such Warrant and before 5:00 p.m., New York time, on the Warrant Expiration Date.

     (b) For all purposes of this Warrant Agreement except as otherwise expressly provided or unless the context otherwise requires:

            (i) "Herein," "hereof" and "hereunder" and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision;

           (ii) Any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender as appropriate;

          (iii) The exhibits and schedules to this Warrant Agreement shall be deemed an integral part of this Warrant Agreement;

           (iv) Except as specifically set forth in such representation, each of the representations and warranties of the Issuer in Section 3 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation of the Issuer in Section 3 or otherwise;

            (v) All references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person, the Issuer or any Subsidiary shall apply to such Person, the Issuer or such Subsidiary, as the case may be, whether such action is taken directly or indirectly; and

           (vi) All references herein to actions by the Issuer or any Subsidiary (including, without limitation, actions denoted by terms such as "create," "sell," "transfer" or "dispose of") mean such action whether voluntary or involuntary, by operation of law or otherwise.

     Section 2. Issuance of Warrants. The Issuer hereby agrees to issue and deliver to Lender the Warrants and Warrant Certificates evidencing the Warrants contemporaneously with each advance under the Loan Agreement. No payment shall be required from Lender in consideration of its receipt of the Warrants. Repayment of advances under the Loan Agreement will not eliminate the Lender's rights with respect to the issuance of the Warrants. Additional advances and re-advances during the term of the Revolving Loan Facility will entitle the Lender to additional Warrants.

     Section 3. Representations and Warranties. The Issuer hereby represents and warrants to Lender, for the benefit of Lender and any other Warrant Holder, as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

     (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon the exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or the Issuer's Articles of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound.

     (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer and
(ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock ,as applicable, with 110 personal liability attaching to the ownership thereof.

     (d) The Issuer has authorized capital stock consisting of 15,000,000 shares of Common Stock, par value $0.10 per share, of which 8,554,966 shares are issued and outstanding. Except as set forth on Schedule I hereto, there are no outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Issuer may be or become obligated to issue, sell or transfer shares of its capital stock or other securities. To the Issuer's best knowledge, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Issuer or any Subsidiary.

     Section 4. Registration, Transfer and Exchange of Certificates.

     (a) The Issuer shall maintain, at its office, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Issuance Date, The Issuer shall register the Warrants and Warrant Certificates in the Warrant Register in the name of Lender. The Issuer may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holders thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     (b) Subject to Section 14, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to the Issuer, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be canceled. If less than all the Warrants evidenced by Warrant Certificates surrendered for transfer are to be transferred, new Warrant Certificates shall be issued to the holder surrendering such Warrant Certificates evidencing such remaining number of Warrants.

     (c) Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

     (d) Except as provided in subsection 14(b) each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in subsection 14(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

     Section 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. The Issuer acknowledges that a written indemnity by Lender or, if an affiliate of Lender is the holder of such lost, stolen or destroyed Warrant Certificate, by such affiliate, shall be satisfactory to the Issuer for such purpose.

     Section 6. Duration and Exercise of Warrants.

     (a) A Warrant evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after the Issuance Date and on or before 5:00 p.m., New York time, on the Warrant Expiration Date with respect to such Warrant, provided that, at any given time, the registered holder(s) of the Warrants shall be required to exercise the Warrants in an aggregate amount of at least 10,000 Warrants (or if less than an aggregate of 10,000 Warrants are outstanding, the remainder of the Warrants then outstanding).

     (b) Subject to the provisions of this Warrant Agreement, the Warrants evidenced by a Warrant Certificate may be exercised by the registered holder thereof by the surrender of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof or attached thereto duly completed and signed, to the Issuer, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America. In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant Holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times (the "Conversion Right"), into Warrant Shares, by surrendering to the Issuer the Warrant Certificate evidencing the Warrants to be converted, accompanied by the form of conversion notice on the reverse thereof or attached thereto which has been duly completed and signed. Upon exercise of the Conversion Right, the

Issuer shall deliver to the Warrant Holder (without payment by the Warrant Holder of any Exercise Price) that number of Warrant Shares which is equal to the quotient obtained by dividing (x) the value of the number of Warrants being converted at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for all such Warrants immediately prior to the exercise of the Conversion Right from the aggregate current market price (determined on the basis of the quoted market price per share) of that number of Warrant Shares purchasable upon exercise of such Warrants immediately prior to the exercise of the Conversion Right (taking into account all applicable adjustments pursuant to Section 12) by (y) the current market price per share of one share of Common Stock immediately prior to the exercise of the Conversion Right. Any references in this Warrant Agreement to the "exercise" of any Warrants, and the use of the term "exercise" herein, shall be deemed to include (without limitation) any exercise of the Conversion Right.

     (c) Upon exercise of any Warrants hereunder, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holders of such Warrants and in such name or names as such registered holders may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Persons so designated to be named therein shall be deemed to have become holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.

     (d) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in subsection 14(b) if the Warrant Certificate presented in connection with partial exercise thereof bore such legend unless the transfer restrictions referred to in such legend are no longer applicable pursuant to subsection 14(d). All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

     Section 7. Fractional Shares. The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but shall pay for any such fraction of a share an amount in cash equal to the Exercise Price multiplied by such fraction.

     Section 8. Payment of Taxes. The Issuer will pay all taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants, provided that the Issuer shall not be required to pay (i) any income tax incurred by the holder of the Warrant Certificate or the Warrant Shares upon exercise of the Warrants or the issuance of the Warrant Shares, or (ii) any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     Section 9. Stockholder Rights.

     (a) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Issuer or any other matter, or any rights whatsoever as a stockholder of the Issuer.

     (b) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as imposing any obligation on the registered holders thereof to purchase any securities or as imposing any liabilities on such holders as stockholders of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

     Section 10. Reservation and Issuance of Warrant Shares; Certain Corporate Actions.

     (a) The Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

     (b) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement and the Issuer's Articles of Incorporation, be fully paid and nonassessable and free from all taxes (except as otherwise contemplated in Section 8 hereof) with respect to the issuance thereof and from all liens, charges and security interests (other than any created by or on behalf of any Warrant Holder).

     (c) So long as any Warrants are outstanding, the Issuer shall make no amendment of its Certificate of Incorporation which would affect the authorization, dividend voting, liquidation, conversion, exchange or notice rights or additional remedies provisions of the Capital Stock without the written consent of all of the Warrant Holders.

     (d) The Issuer will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrant Certificates. Without limiting the generality of the foregoing, the Issuer (i) will not permit the par value or the determined or stated value of any shares of the Issuer's Common Stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of the Issuer's Common Stock (as the case may be), upon the exercise of the Warrants from time to time outstanding, including, without limitation, amending its Certificate of Incorporation to reduce or eliminate the par value of the Common Stock, (iii) will not take any action which results in an adjustment in the number of Warrant Shares obtainable upon the exercise of any Warrants if the total number of shares of the Issuer's Common Stock (or other securities) issuable after such action upon the exercise of all of the then-outstanding Warrants would exceed the total number of shares of the Issuer's Common Stock (or other securities) then authorized by the Issuer's Certificate of Incorporation and available for purpose of issuance upon such exercise, and (iv) will not amend its Certificate of Incorporation to change any terms of its Common Stock.

     Section 11. Obtaining of Governmental Approvals and Stock Exchange Listings. The Issuer will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which are or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares and all action which may be necessary so that such Warrant Shares, immediately upon their issuance upon the exercise of the Warrants will be listed on such securities exchange, if any, on which the Common Stock is then listed.

     Section 12. Adjustment of Number of Warrant Shares Purchasable.

     (a) The number of shares of Common Stock purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 12 at any time or from time to time after the date hereof and prior to the Expiration Date.

     (b) If the Issuer shall (i) declare a dividend on the Common in shares of its capital stock (whether shares of Common Stock, or of capital stock of any other class), (ii) split or subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, each Warrant outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter entitle the holder of such Warrant to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and, if a dividend which is declared is not paid, each Warrant outstanding shall again entitle the holder thereof to receive the number of shares of Common Stock as would have been the case had such dividend not been declared. If at any time, as a result of an adjustment made pursuant to this subsection 12(b), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 12, and the provisions of this Warrant Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

     (c) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation, each Warrant shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale he exercisable upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 12 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants.

     (d) If any event occurs, as to which, in the good faith opinion of the Board of Directors of the Issuer, the other provisions of this Section 12 are not strictly applicable or (if strictly applicable) would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant from that which would otherwise be determined pursuant to this
Section 12.

     (e) No adjustment in the number of Warrant Shares purchasable shall be required unless such adjustment would require an increase or decrease in the aggregate number of Warrant Shares purchasable of at least 1%, provided that any adjustments which by reason of this subsection 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

     (f) Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

     (g) If any question shall at any time arise with respect to the number of Warrant Shares purchasable following any adjustment pursuant to this Section 12, such question shall be determined by agreement between the holders of a majority of the Warrants and the Issuer or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Issuer (in either case the cost of which engagement will be borne by the Issuer) and reasonably acceptable to the Issuer and the holders of a majority of Warrants and such determination shall be binding upon the issuer and the holders of the Warrants.

     Section 13. Notices to Warrant Holders; Notices of Issuances and Dividends.

     (a) Upon any adjustment of the number of Warrant Shares purchasable upon exercise of a Warrant pursuant to Section 12, the Issuer shall promptly but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register by registered mail, postage prepaid, return receipt requested a certificate signed by its chairman, president or chief financial officer setting forth the number of Warrant Shares purchasable upon exercise of a Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

     (b)     In the event:

       (i) that the Issuer shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants; or

       (ii) that the Issuer shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (including, without limitation cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock ;or

       (iii) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

       (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

       (v) that the Issuer proposes to take any other action which would require an adjustment in the number of Warrant Shares or other securities or assets to which each Warrant Holder is entitled pursuant to Section 12; then the Issuer shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register at least 20 calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date is specified, 20 calendar days prior to the taking of any action referred to in clauses (i) through (v) above, by registered mail, postage prepaid, return receipt requested, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, or (iii) the date on which such other action is to be effected, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action referred to above, or the vote upon any such action.

     Section 14.     Restrictions on Transfer.

     (a) The Lender (i) represents that it is an "accredited investor" within the meaning of the Securities Act and the rules and regulations thereunder, (ii) represents that it has received adequate information about the Issuer to determine the advisability of a purchase of the Issuer's securities, (iii) represents that it is acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, except in any case pursuant to the registration of such Warrants or Warrant Shares under the Securities Act or pursuant to a valid exemption from such registration requirement, (iv) acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act, and (v) agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein and that it will cause any transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein, provided that the Warrant Holders may sell, pledge or otherwise transfer the Warrants or the Warrant Shares purchased upon exercise of the Warrants in one or more private transactions not requiring registration under the Securities Act, as provided in Section 14(c) below.

     (b) Except as provided in subsection 14(d) hereof each Warrant Certificate and each certificate for the Warrant Shares issued to Lender or to a subsequent transferee thereof pursuant to subsection 14(c) shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), provided that such legend shall not be required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in subsection 14(c) is to the further effect that neither such legend nor the restrictions on transfer in this Section 14 are required in order to ensure compliance with the Securities Act

     THE WARRANTS AND SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF JANUARY 1, 2000, BETWEEN THE ISSUER AND ACCEL FINANCE COMPANY LLC A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     (c)Prior to or promptly after any assignment, transfer or sale of any Warrant or any Warrant Shares (other than a transfer among Lender and/or its affiliates), the holder thereof shall give written notice to the Issuer of such holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale and the identity of the proposed transferee. Each holder wishing to effect such a transfer of any Warrant or Warrant Shares shall also furnish to the Issuer an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein.

     (d)The restrictions set forth in this Section 14 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares which are registered under the Securities Act or upon receipt by the Issuer of an opinion of counsel, in form reasonably satisfactory to the Issuer, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the transfer of the Warrants and the Warrant Shares; provided, however, that after two (2) years from the date of issuance of any Warrants (or such shorter period as may be provided by Rule 144(k) promulgated under the Securities Act), such restrictions will automatically terminate (without the necessity of any opinion of counsel) as to such Warrants and as to any Warrant Shares issued in respect of such Warrants set forth in subsection 6(b) above. Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Issuer, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in subsection 14(b) at which time the issuer will rescind any transfer restrictions relating thereto.

     (e) With a view to making available to Lender and its affiliates and subsequent holders of the Warrant Shares the benefits of certain rules and regulations of the Securities and Exchange Commission (including, without limitation, Rules 144 and 144A under the Securities Act) which may permit the sale of Warrants and Warrant Shares to the public or certain other institutions without registration, the Issuer agrees to take any and all such actions as may be required of it to make available to Lender and its affiliates and such subsequent holders such benefits, including without limitation, to:

            (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act;

            (ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act; and

            (iii) so long as Lender or an affiliate thereof owns any Warrants or Warrant Shares, furnish to Lender forthwith upon request a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 or any successor provision thereto, and of the Securities Act and the Exchange Act, (to the extent not previously furnished to Lender under subsection 13(d)) a copy of the most recent annual or quarterly report of the Issuer filed with the Commission, in each case from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act, and such other reports and documents of the Issuer and other information in the possession of or reasonably obtainable by the Issuer as Lender and its Affiliates and subsequent holders of the Warrants may reasonably request in availing itself of any rule or regulation of the Commission allowing Lender and its affiliates and subsequent holders of the Warrants to sell any such securities without registration.

     Section 15. Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the Lender.

     Section 16. Notices.

     (a) Any notice or demand to be given or made by the Warrant Holders or the holders of Warrant Shares to or on the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if sent by registered mail, return receipt requested, postage prepaid, addressed to the Issuer.

     (b) Any notice to be given by the Issuer to the Warrant Holders or the holders of Warrant Shares shall be sufficiently given or made if sent by registered mail, return receipt requested, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of the Issuer, as the case may be.

     Section 17. Binding Effect. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, Lender, Affiliates of Lender and the registered holders from time to time of the Warrants and the Warrant Shares.

     Section 18. Counterparts. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 19. Connecticut Law. THIS WARRANT AGREEMENT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

     Section 20. Benefits of This Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

     Section 21. Voting and Consents to be on a Fully Converted Basis. Wherever this Warrant Agreement calls for the written consent or vote of any combinations of the holders of the Warrants, any of the Warrant Shares, voting as a single group, the Warrants shall be counted as if they had been exercised for Common Stock.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                        ACCEL INTERNATIONAL CORPORATION


                                        By: ___________________________
                                          Name: _____________________
                                         Title: _____________________

                                        Attest: _______________________
                                          Name: _____________________
                                         Title: _____________________

                                        ACCEL FINANCE COMPANY LLC


                                        By: ___________________________
                                          Name: _____________________
                                         Title: _____________________

                                        Attest: _______________________
                                          Name: _____________________
                                         Title: _____________________

                                 SCHEDULE I

See Section 3(d)

                                                                  EXHIBIT A-I
                                                         To Warrant Agreement


                       FORM OF SERIES A WARRANT CERTIFICATE

THE WARRANTS AND SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF DATED JANUARY 1, 2000 DECEMBER 1, 1999, BETWEEN THE ISSUER AND ACCEL FINANCE COMPANY LLC, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN EXCHANGE RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.


                                                          -------------, ----
                                                       Certificate No.  _____

                           EXERCISABLE ONLY ON OR BEFORE
                          [5 Years from Date of Issuance]

Warrant Certificate

     This Warrant Certificate certifies that Accel Finance Company LLC, or registered assigns, is the registered holder of ________ Warrants (the "Warrants") to purchase Common Stock of Accel International Corp., a Delaware corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer before 5:00 P.M., New York time, on the fifth anniversary of the issuance of these Warrants (the "Warrant Expiration Date"), one (1) fully paid and nonassessable share of the Common Stock of the Issuer (the "Warrant Shares") in the percentages and to the extent set forth in the Warrant Agreement, at a price (the "Exercise Price") of $2.00 per Warrant payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at __________________, or such other address as the Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office"). In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times, into Warrant Shares, by surrendering to the Issuer the Warrant Certificate evidencing the Warrants to be converted, accompanied by the annexed Form of Notice of Conversion which has been duly completed and signed. The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Warrant Expiration Date as set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00 P.M., New York time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 P.M., New York time, on the Expiration Date.

     The Issuer may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     Warrant Certificates, when surrendered at the office of the Issuer at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Issuer at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of January 1, 2000, between the Issuer and Accel Finance Company LLC. Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Warrant Agreement.

     IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.
                         ACCEL INTERNATIONAL CORPORATION


                                           By:  ___________________________
                                                Name:  ____________________
                                                Title: ____________________


(CORPORATE SEAL)

                                                                ANNEX to Form
                                                                of Warrant
                                                                Certificate

                         FORM OF ELECTION TO PURCHASE

                  (To be executed upon exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ Warrant Shares* and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _______________________ whose address is _________________ ____________________
_____________________ and that such certificate be delivered to
_______________________ whose address is
________________________________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _________________________ whose address is ____________________________________________ and that such Warrant
Certificate be delivered to ____________________ whose address is
_________________________________.


Signature:


-------------------------------------------
(Signature must conform in all respects to name of holder as specified in the Warrant Registry.)


Date:  ________________

     *Consisting of:

          _____ shares of Common Stock

                                                                ANNEX to Form
                                                                of Warrant
                                                                Certificate

                        FORM OF NOTICE OF CONVERSION

               (To be executed upon conversion of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert Warrants represented hereby into _______ Warrant Shares* in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _______________________ whose address is ___________
______________________ and that such certificate be delivered to
_____________________ whose address is ____________________________________. If said number of Warrant Shares is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _____________________________ whose address is
___________________________________ and that such Warrant Certificate be delivered to ____________________________ whose address is
___________________________________.


Signature:



-------------------------------------------
(Signature must conform in all respects to name of holder as specified in the Warrant Registry.)


Date:  ________________

     *Consisting of:

          _____ shares of Common Stock